Exhibit 10.21

                           FASTCALL PURCHASE AGREEMENT

                                DECEMBER 31, 1997

                          SPANLINK COMMUNICATIONS, INC.
                                      BUYER

                                       AND

                              AURORA SYSTEMS, INC.
                                     SELLER


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                                                 TABLE OF CONTENTS

ARTICLE 1.

         PURCHASE OF FASTCALL; ASSUMPTION OF LIABILITIES                                         1
         1.1      Purchase of Assets from Seller                                                 1
         1.2      Royalty-Free License                                                           2
         1.3      Sales, Use and Deed Taxes                                                      2
         1.4      Assumption of Liabilities                                                      3
         1.5      Warranty Obligations                                                           3

ARTICLE 2.

         PURCHASE PRICE AND PAYMENT                                                              3
         2.1      Purchase Price                                                                 3
         2.2      Payment of Purchase Price                                                      4

ARTICLE 3.

         REPRESENTATIONS AND WARRANTIES OF SELLER                                                5
         3.1      Organization                                                                   5
         3.2      Qualification                                                                  5
         3.3      Financial Information                                                          6
         3.4      Tax Reports, Returns and Payment                                               6
         3.5      Title and Sufficiency of Assets                                                6
         3.6      Trademarks                                                                     6
         3.7      Patents                                                                        6
         3.8      Licenses and Permits                                                           6
         3.9      Agreements, Contracts and Commitments                                          7
         3.10     Change In Customers                                                            7
         3.11     Product Warranty Claims                                                        7
         3.12     Litigation, Adverse Claims and Related Matters                                 7
         3.13     Laws and Regulations                                                           7
         3.14     Breaches of Contracts; Required Consents                                       7
         3.15     Binding Obligation                                                             8
         3.16     Commissions or Finder's Fees                                                   8
         3.17     Employee Agreements                                                            8
         3.18     Completeness of Disclosure                                                     8

ARTICLE 4.

         REPRESENTATIONS AND WARRANTIES OF BUYER                                                 8
         4.1      Organization                                                                   8
         4.2      Qualification                                                                  8
         4.3      Corporate Authority                                                            8
         4.4      Financial Information                                                          9
         4.5      Licenses and Permits                                                           9
         4.6      Litigation, Adverse Claims and Related Matters                                 9
         4.7      FastCall Resources                                                             9
         4.8      Breaches of Contracts; Required Consents                                       9
         4.9      Binding Obligation                                                             9
         4.10     Commissions or Finder's Fees                                                   9
         4.11     Completeness of Disclosure                                                     10

ARTICLE 5.

         CONDUCT OF BUSINESS AND TRANSACTIONS PRIOR TO CLOSING                                   10
         5.1      Access to Information                                                          10
         5.2      Restrictions in Operation of the Business                                      10
         5.3      No Solicitation of Other Offers                                                10
         5.4      Confidentiality Agreement                                                      11
         5.5      Offer of Employment                                                            13
         5.6      Cash Payment                                                                   13

ARTICLE 6.

         CONDITIONS OF CLOSING; ABANDONMENT OF TRANSACTION                                       13
         6.1      Conditions to Obligations of Buyer to Proceed on the Closing Date              13
         6.2      Conditions to Obligation of Seller to Proceed on the Closing Date              15
         6.3      Termination of Agreement                                                       16
         6.4      Consequences of Termination                                                    16

ARTICLE 7.

         CLOSING                                                                                 17
         7.1      Closing                                                                        17
         7.2      Documents to be Delivered by Seller                                            17
         7.3      Documents Delivered by Buyer                                                   17

ARTICLE 8.

         POST CLOSING OBLIGATIONS                                                                18
         8.1      Covenant Not to Compete                                                        18
         8.2      Further Documents and Assurances                                               18
         8.3      Consulting                                                                     18
         8.4      Accounts Receivable                                                            19
         8.5      Un-Invoiced Sales                                                              19
         8.6      Fleet Capital Corporation Releases                                             19

ARTICLE 9.

         INDEMNIFICATION                                                                         19
         9.1      Indemnification by Seller                                                      19
         9.2      Seller's Limitation of Liability                                               20
         9.3      Indemnification by Buyer                                                       20
         9.4      Buyer's Limitation of Liability                                                20
         9.5      Limitations on Indemnification                                                 20
         9.6      Third Party Claims                                                             21

ARTICLE 10.

         GENERAL                                                                                 21
         10.1     Assignment                                                                     21
         10.2     Counterparts                                                                   21
         10.3     Exhibits                                                                       22
         10.4     Notices                                                                        22
         10.5     Successors and Assigns                                                         22
         10.6     Expenses                                                                       22
         10.7     Entire Agreement                                                               22
         10.8     Modification and Waiver                                                        22
         10.9     Publicity                                                                      22
         10.10    Governing Law                                                                  22
         10.11    Knowledge                                                                      22
         10.12    Benefit                                                                        23
         10.13    Comdial Corporation                                                            23


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                                LIST OF EXHIBITS

Exhibit 1.1(a)             List of Names, Assumed Names, Tradenames and Trademarks of Seller
Exhibit 1.1(b)             List of Patents
Exhibit 1.1(d)             Accounts Receivable
Exhibit 1.1(c)             Computer Programs and Software
Exhibit 1.1(f)             FastCall Licenses and Permits
Exhibit 1.1(g)             FastCall Contracts and Customers
Exhibit 3.3                Seller Financial Information
Exhibit 3.4                Tax Reports, Returns and Payments
Exhibit 3.5                Seller Encumbrances on Assets
Exhibit 3.8                Consents Required to Assign Licenses
Exhibit 3.14               Other Required Consents
Exhibit 4.4                Buyer Financial Information
Exhibit 5.5                Seller Assisted Signing Bonus
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FASTCALL  PURCHASE  AGREEMENT


DATE:             December 31, 1997

PARTIES: Spanlink Communications, Inc.
                  7125 Northland Terrace
                  Brooklyn Park, MN 55428                              ("Buyer")

                  Aurora Systems, Inc.
                  33 Nagog Park
                  Acton, MA 01720                                     ("Seller")


RECITALS:

         A. Seller has developed and is distributing and selling a computer telephone integration product known as FastCall ("FastCall") which provides a personal computer with Windows desktop-based screen pops, and an NT server-based version of FastCall which provides call functionality, known as FastCall Central ("FastCall Central"). FastCall and FastCall Central are sometimes referred to collectively as the "FastCall Products."

         B. The parties mutually desire that Seller shall sell to Buyer and the Buyer shall purchase from the Seller the FastCall Products and related business assets, upon the terms and subject to the conditions set forth in this Agreement.


AGREEMENT:

         In consideration of the mutual provisions, representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE 1.

                 PURCHASE OF FASTCALL; ASSUMPTION OF LIABILITIES

         1.1 Purchase of Assets from Seller: Subject to the terms and conditions hereof, Seller agrees on the Closing Date (as hereinafter defined) to assign, sell, transfer, convey and deliver or license to Buyer, and Buyer agrees on the Closing Date to purchase or otherwise acquire from Seller, the FastCall Products and all of the intangible personal property, business records, customer lists, contract rights and goodwill of Seller related to the FastCall Products, wherever the same may be located (collectively referred to as the "Purchased Assets"), including, without limitation, the following:

                  (a) All names and assumed names under which Seller develops, markets and sells the FastCall Products, all tradenames, trademark or service mark registrations and applications, common law trademarks, including but not limited to those identified on Exhibit hereto, and all goodwill associated therewith (the "FastCall Trademarks");

                  (b) Subject to the provisions of Section hereof, all domestic and foreign letters patent, patent applications, and patent and know-how licenses, including but not limited to those identified on Exhibit hereto but excluding the license agreement between Seller and Syntellect Technology Corp. effective as of February 12, 1996 (the "Syntellect License") ("Patents"), together with copies of Seller's legal files and other background information relating to any such Patents;

                  (c) All technology, know-how, trade secrets, designs, computer source code, copyrights (including all registrations and applications therefor), related to the FastCall Products, including all documentary evidence thereof, and the computer programs and software (the "Computer Programs") listed on Exhibit (the "FastCall Technology");

                  (d) All rights to accounts receivable from sales of the FastCall Products invoiced in the calendar quarter commencing October 1, 1997 and ending December 31, 1997 (the "Fourth Quarter"), which are in excess of One Hundred Ninety Thousand Two Hundred Fifty Three Dollars and Fifty Cents ($190,253.50) (the "Excess Accounts Receivable"), but no rights to the other accounts receivable of Seller whether or not invoiced in the Fourth Quarter.

                  (e) All rights to payment for sales of the FastCall Products in the Fourth Quarter which have not been invoiced to customers as of the Closing (the "Un-Invoiced Sales"), including the un-invoiced sale to Lucent Technologies (NJ) identified on Exhibit 1.1(d).

                  (f)  All  permits,   licensing  approvals  and  notifications,
         governmental or otherwise, relating to the FastCall Products (the "FastCall Licenses and Permits"), including those listed on Exhibit ; and

                  (g) All contract rights (except any real estate leases and personal property leases) relating to the FastCall Products (the "FastCall Contracts"), including those rights pursuant to the contracts described in Exhibit .

         1.2 Royalty-Free License. At the Closing, Buyer shall grant to Seller and Comdial Corporation a royalty-free non-exclusive license to use the Patents for any purposes that do not conflict with the express provisions of this Agreement.

         1.3 Sales, Use and Deed Taxes. Seller shall be responsible for payment of any sales, use or deed taxes assessable with respect to the transfer of the Purchased Assets contemplated herein.

         1.4 Assumption of Liabilities. Buyer agrees to assume the obligations of Seller which arise from and after the Closing under the FastCall Licenses and Permits, including those listed on Exhibit , and under the FastCall Contracts, including those listed on Exhibit .

         1.5 Warranty Obligations. Buyer agrees to assume the remainder of the Seller's existing warranty obligations arising in the normal course of Seller's business with respect to the FastCall Products sold by it prior to the Closing.


                                    ARTICLE 2

                           PURCHASE PRICE AND PAYMENT

         2.1 Purchase Price. The purchase price for the Purchased Assets ("Purchase Price") shall be paid as royalties computed with reference to sales revenue invoiced by Buyer from the sale, distribution or licensing of the FastCall Products and all enhancements, upgrades, modifications and improvements thereto or derivatives thereof and including replacement products developed by Buyer (collectively the "Royalty Products"), and shall be determined as follows:

                  (a) Calculation of Purchase  Price.  Buyer shall pay to Seller as and for the actual Purchase Price an amount of royalties ("Royalties") based on sales revenue invoiced by Buyer from sales of the Royalty Products ("FastCall Revenues"). The Purchase Price shall be equal to twenty-five percent (25%) of all FastCall Revenues (i) invoiced by Buyer during the period commencing on the Closing Date and ending December 31, 2000, and (ii) invoiced or received by Buyer from Excess Accounts Receivable pursuant to Section 1.1(d) and from Un-Invoiced Sales pursuant to Section , plus fifteen percent (15%) of all FastCall Revenues invoiced by Buyer during the period commencing on January 1, 2001 and ending December 31, 2002.

                  (b) Minimum and Maximum  Limits of Purchase  Price.  The total
         Purchase Price shall be no less than Six Hundred Thousand Dollars ($600,000) (the "Minimum Purchase Price") and no greater than One Million One Hundred Thousand Dollars ($1,100,000) (the "Maximum Purchase Price").

                  (c) Allocation of Sales Revenue. The parties acknowledge and agree that the FastCall Products may be integrated with other products ("Replacement Products") sold by Buyer in the generation of FastCall Revenues. In such event Buyer shall determine the portion of the total sales revenue from each Replacement Product that is properly allocable to the FastCall Products and shall provide Seller with information regarding the amount and method of such allocation.

                           (i) Except in the case set forth in clause (ii) below, the revenue from each such Replacement Product allocated to the FastCall Products (the "Allocated Revenue") shall be at least eighty percent (80%) of the lowest price at which Buyer invoiced sales of the FastCall Products on a stand alone basis during the twelve (12) month period (the "Look Back Period") preceding the sale of each such Replacement Product. In the event there are no sales of the FastCall Products during the relevant Look Back Period, the Allocated Revenue for the sale of Replacement Products shall be deemed to be an amount equal to the last calculated Allocated Revenue immediately preceding the Look Back Period.

                           (ii) In  case  the  value  of the  FastCall  Products
                  integrated into a Replacement Product is less than forty percent (40%) of the value of the Replacement Product, the Allocated Revenue with respect to such Replacement Product shall be at least forty percent (40%) of the lowest price at which Buyer invoiced sales of the FastCall Products on a stand alone basis during the Look Back Period. In the event there are no sales of the FastCall Products during the relevant Look Back Period, the Allocated Revenue for the sale of Replacement Products shall be deemed to be an amount equal to the last calculated Allocated Revenue immediately preceding the Look Back Period.

                           (iii) Nothing herein shall give Seller any right, express or implied, to set sales prices or royalty rates with respect to the Royalty Products, all of such rights being reserved to Buyer, in Buyer's sole discretion.

                  (d) In determining the FastCall Revenue during each calendar quarter, Buyer shall be entitled to reduce such revenue by returns and sales allowances that are recorded on Buyer's books or records as a reduction of sales during such calendar quarter in the ordinary course of business and in accordance with generally accepted accounting principles, but only to the extent previously included in FastCall Revenues on which Royalties have been paid to the Seller.

2.2     Payment of Purchase Price.  The Purchase Price shall be paid as follows:

                  (a) Cash Payment. Buyer shall deliver to Seller at the Closing an advance payment to be applied to the Purchase Price of One Hundred Thousand Dollars ($100,000), less the amount of any payments or credits due to Buyer from Seller at the Closing, by wire transfer to a bank account designated by Seller.

                  (b) Payment of Balance of the Purchase Price. The balance of the Purchase Price remaining after the credit of One Hundred Thousand Dollars ($100,000) arising out of the cash payment made pursuant to
         Section 2.2(a) shall be paid in quarterly installments, paid within thirty (30) days after the end of each calendar quarter in which FastCall Revenues were invoiced, in accordance with the following:

                           (i) The  first of such  payments  shall be made  with
                  respect to the calendar quarter ending March 31, 1998 and the last of such payments shall be made with respect to the calendar quarter ending December 31, 2002 (the "Payment Period").

                           (ii) Each quarterly payment shall be in the amount of
                  the specified percentage of the aggregate FastCall Revenues invoiced in such calendar quarter, except that the credit of One Hundred Thousand Dollars ($100,000) arising out of the cash payment made pursuant to Section 2.2(a) shall be applied to the payment of that portion of the Purchase Price between Five Hundred Thousand Dollars ($500,000) and Six Hundred Thousand Dollars ($600,000).

                           (iii) In the event the aggregate amount of the payments made towards the Purchase Price during the Payment Period (the "Total Payment Amount") is less than the Minimum Purchase Price, the Buyer will pay to Seller promptly at the end of the Payment Period an amount equal to the difference between the Minimum Purchase Price and the Total Payment Amount.

                           (iv) The Payment  Period  shall  terminate  upon full
payment of the Maximum Purchase Price.

                  (c) Records Inspection. Seller shall have the right, at reasonable times and upon reasonable notice, for its employees or agents to inspect the records of the Buyer with respect to the Royalty Products, for the purpose of verifying any allocations of sales revenue made by the Buyer and the determinations of FastCall Revenues and Royalties.


                                   ARTICLE 3.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller makes the following representations and warranties to Buyer with the intention that Buyer may rely upon the same and acknowledges that the same shall be true on the date hereof and as of the Closing Date (as if made at the Closing) and shall survive the Closing of this transaction for a period of twelve (12) months after the Closing Date.

         3.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority, corporate and otherwise, to own its properties and assets and to conduct its business as it is now conducted.

         3.2 Qualification. Seller is qualified to do business and is in good standing as a foreign corporation in all states in which qualification is required by the nature of its business and in which the failure to so qualify and be in good standing would have a material adverse effect on the Purchased Assets.

         3.3 Financial Information. To the best knowledge of Seller, Seller has furnished Buyer with the financial information attached hereto as Exhibit , which is true and complete. In addition, Seller agrees to furnish to Buyer within sixty (60) days of Closing audited financial statements of Aurora
Systems, Inc. for periods required by the rules and regulations of the Securities and Exchange Commission (the "SEC") or as reasonably required by Buyer's independent certified public accountants based on their interpretation of the SEC requirements. The cost to provide such audited financial statements or other financial information will be divided equally between Buyer and Seller.

         3.4 Tax Reports, Returns and Payment. To the best knowledge of Seller, Seller (or Comdial Corporation on behalf of Seller, through consolidated tax returns) has accurately prepared and timely filed all federal and applicable state, local, and foreign tax or assessment reports and returns of every kind required to be filed by Seller with relation to its business, including, without limitation, income tax, sales and use tax, real estate tax, personal property tax and unemployment tax, and has duly paid all taxes and other charges (including interest and penalties) due to or claimed to be due by any taxing authorities, except as disclosed in Exhibit attached hereto. Where required, timely estimated payments or installment payments of tax liabilities have been made to all governmental agencies in amounts sufficient to avoid underpayment penalties or late payment penalties applicable thereto.

         3.5 Title and Sufficiency of Assets. Seller holds title to the Purchased Assets free and clear of all liens, encumbrances, licenses or leases, except for the liens and security interests (the "Fleet Liens") disclosed in Exhibit . The Purchased Assets are sufficient for Buyer to market, sell, service and support the FastCall Products as marketed and sold at the Closing, except to the extent, if any, the Syntellect License is required or necessary to make this representation true and correct.

         3.6 Trademarks. Seller has good title to the assumed names and the FastCall Trademarks listed on Exhibit , free and clear of all liens and encumbrances, except as disclosed in Exhibit . Such FastCall Trademarks are not licensed to or licensed from any other person or entity.

         3.7 Patents. Seller has good title to the Patents listed on Exhibit hereto, free and clear of all liens and encumbrances except as set forth on Exhibit .

         3.8 Licenses and Permits. Seller possesses all permits, licenses, approvals and notifications, governmental or otherwise, the absence of which would have a material adverse effect on the Purchased Assets. Buyer acknowledges that it is not taking an assignment of the Syntellect License, which is one of the licenses that Seller possesses. Seller makes no representation as to whether the absence of the Syntellect License would have a material adverse effect on the Purchased Assets. Except as disclosed on Exhibit , all of such licenses and permits are freely assignable and transferable to Buyer at the Closing and will continue to be in full force and effect after such transfer.

         3.9 Agreements, Contracts and Commitments. Except as disclosed on Exhibit or on other Exhibits attached hereto, Seller is not a party to or bound by any written agreement relating to the Purchased Assets, nor does Seller have any knowledge of any claims made by parties to the FastCall Contracts.

         3.10 Change In Customers. To Seller's best knowledge, no significant customer, including but not limited to those customers listed in Exhibit , intends to cease doing business with Seller or materially alter the amount of business with Seller.

         3.11 Product Warranty Claims. The FastCall Products have been merchantable and free from material defects in material or workmanship for the term and under the conditions set forth in Seller's standard written limited product warranty for its FastCall Products. Except for product warranty claims in the ordinary course of business, during the last three (3) years Seller has not received any claims based upon an alleged breach of product warranty arising from Seller's sale of its FastCall Products (hereafter collectively referred to as "Product Warranty Claims"). Seller has no reasonable grounds to believe that future Product Warranty Claims with respect its FastCall Products prior to the Closing Date will be different from Seller's past experience with respect thereto as set forth herein.

         3.12 Litigation, Adverse Claims and Related Matters. There is no pending litigation (nor, to Seller's knowledge, any threatened litigation or any claim which may lead to a threat of litigation), proceeding, or investigation (including any environmental, building or safety investigation) relating to any material aspect of the Purchased Assets, nor is Seller subject to any existing judgment, order or decree which would prevent, impede, or make illegal the consummation of the transactions contemplated in this Agreement or which would have a material adverse effect on the Purchased Assets.

         3.13 Laws and Regulations. Seller has complied, and is in compliance on the Closing Date, with all applicable laws, statutes, orders, rules, regulations and requirements promulgated by governmental or other authorities relating to the Purchased Assets, the failure of which would have a material adverse effect on the Purchased Assets. Seller has not received any notice of any sort of alleged violation of any such statute, order, rule, regulation or requirement.

         3.14 Breaches of Contracts; Required Consents. Neither the execution and delivery of this Agreement by Seller, nor compliance by Seller with the terms and provisions of this Agreement will, except as otherwise disclosed herein or in any Exhibit attached hereto:

                  (a) Conflict with or result in a breach of (i) any of the terms, conditions or provisions of the Certificate of Incorporation, Bylaws or other governing instruments of Seller, (ii) any judgment, order, decree or ruling to which Seller is a party, (iii) any injunction of any court or governmental authority to which Seller is subject, or (iv) any agreement, contract or commitment which is material to the Purchased Assets; or

                  (b) Except as disclosed in Exhibit hereto, require the affirmative consent or approval of any third party, the absence of which would have a material adverse effect on the Purchased Assets.

         3.15 Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of Seller in accordance with the terms hereof. Seller has all requisite corporate power and authority, including the approval of its Shareholders and Board of Directors, to execute perform, carry out the provisions of and consummate the transactions contemplated in this Agreement.

         3.16 Commissions or Finder's Fees. Seller has not engaged any broker or finder in connection with the transaction contemplated herein.

         3.17 Employee Agreements. Seller has no knowledge that any current or former employee of Seller has violated any confidentiality agreements.

         3.18   Completeness   of   Disclosure.   To  Seller's   knowledge,   no
representation in this Article contains any untrue statement of a material fact or omits to state any material fact the omission of which would be misleading.


                                   ARTICLE 4.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer makes the following representations and warranties to Seller, with the intention that Seller may rely upon the same, and acknowledges that the same shall be true as of the Closing Date (as if made at the Closing) and shall survive the Closing of this transaction for a period of twelve (12) months after the Closing Date..

         4.1 Organization. Buyer is a corporation, duly organized, validly existing in good standing under the laws of the State of Minnesota, and has all requisite power and authority, corporate and otherwise, to own its properties and assets and conduct its business as it is now conducted.

         4.2 Qualification. Buyer is qualified to do business and is good standing as a foreign corporation in all states in which qualification is required by the nature of its business and in which the failure to so qualify and be in good in standing would have a material adverse effect on its business.

         4.3 Corporate Authority. Buyer has all requisite power and authority, including the approval of its Board of Directors, to execute, perform, carry out the provisions in this Agreement.

         4.4  Financial  Information.   Buyer  has  furnished  Seller  with  the
financial information attached hereto as Exhibit , true and complete.

         4.5 Licenses and Permits. Buyer possesses, or from and after the Closing Date will possess, all permits, licenses, approvals and notifications, governmental or otherwise, the absence of which would have a material adverse effect on its business after consummation of the transactions contemplated in this Agreement.

         4.6 Litigation, Adverse Claims and Related Matters. There is no pending litigation (nor, to Buyer's knowledge, any threatened litigation or any claim which may lead to a threat of litigation), proceeding, or investigation (including any environmental, building or safety investigation) relating to any material aspect of Buyer's business, nor is Buyer subject to any existing judgement, order or decree which would prevent, impede, or make illegal the consummation of the transactions contemplated in this Agreement or which would have a material adverse effect on Buyer's business.

         4.7 FastCall Resources. Buyer has sufficient resources to market and sell the Royalty Products, and will use all reasonable efforts in light of market conditions generally prevailing from time to time to generate revenues from the sale, distribution or licensing of Royalty Products.

         4.8 Breaches of Contracts; Required Consents. Neither the execution and delivery of this Agreement by Buyer, nor compliance by Buyer with the terms and provisions of this Agreement, will:

                  (a) Conflict with or result in a breach of: (i) any of the terms, conditions or provisions of the Articles of Incorporation, Bylaws or other governing instruments of Buyer, (ii) any judgment, order, decree or ruling to which Buyer is a party, (iii) any injunction of any court or governmental authority to which it is subject, or (iv) any agreement, contract or commitment which is material to the financial condition of Buyer; or

                  (b) Require the affirmative consent or approval of any third party.

         4.9 Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of Buyer in accordance with the terms hereof. Buyer is not subject to any charter, mortgage, lien, lease, agreement, contract, instrument, law, rule, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent the consummation of the transactions contemplated in this Agreement.

         4.10 Commissions or Finder's Fees. Buyer has not engaged any broker or finder in connection with the transactions contemplated herein.

         4.11 Completeness of Disclosure. No representation in this Article contains any untrue statement of a material fact or omits to state any material fact the omission of which would be misleading.


                                    ARTICLE 5

              CONDUCT OF BUSINESS AND TRANSACTIONS PRIOR TO CLOSING

         5.1 Access to Information. During the period prior to the Closing, Seller shall give to Buyer and its attorneys, accountants or other authorized representatives, full access to all of the property, books, contracts, commitments and records relating to the Purchased Assets and shall furnish to Buyer during such period all such information concerning the Purchased Assets as Buyer reasonably may request. Buyer shall have the right to contact Seller's employees regarding the Purchased Assets for the purposes of gathering information about the Purchased Assets and of discussing employment opportunities with Buyer.

         5.2 Restrictions in Operation of the Business. Seller represents and covenants that during the period from the date of this Agreement to the Closing (except as Buyer otherwise has consented or may consent in writing):

                  (a) The Seller's business will be conducted only in the usual and ordinary manner insofar as it relates to the Purchased Assets.

                  (b) Seller will not sell, dispose, transfer, assign or otherwise remove any of the Purchased Assets except inventory in the ordinary course of business and at regular prices.

                  (c) Seller will timely pay and discharge all bills and monetary obligations and timely and properly perform all of its obligations and commitments under all existing contracts and agreements pertaining to the Purchased Assets, except as to amounts or obligations which Seller contests in good faith.

                  (d) Seller shall use its best efforts to preserve its business organization and the Purchased Assets and to keep available to Buyer the services of Seller's present employees, and not to impair relationships with suppliers, customers and others having business relations with the Purchased Assets.

         5.3 No Solicitation of Other Offers. Seller agrees that, prior to the Closing Date or the termination of this Agreement pursuant to Section 6.3, neither Seller nor any of Seller's representatives will enter into any negotiations with or solicit any offer, inquiry or proposal from any other person with respect to the sale or other acquisition of the Purchased Assets.

         5.4      Confidentiality Agreement.

                  (a) Definition of Confidential Information. For purposes of this Section, "Confidential Information" means any information or compilation of information not generally known, which is proprietary to a business, and includes, without limitation, trade secrets, inventions, and information pertaining to development, marketing, sales, accounting and licensing of the business' products and services, customer information, customer lists, and any customer information contained in customer records, working papers or correspondence files and all financial information, including financial statements, notes thereto and information contained in federal and state tax returns. Information shall be treated as Confidential Information irrespective of its source and all information which is identified as being "confidential", "trade secret", or is identified or marked with any similar reference shall be presumed to be Confidential Information.

                  (b) Covenants by Parties. Buyer, on the one hand, and Seller, on the other, each agree and covenant with respect to all Confidential Information of the other received or learned by either of them as follows:

                           (i) It will treat as  confidential  all  Confidential
                  Information made available to it or any of its employees, agents or representatives;

                           (ii) It will  maintain the same in a secure place and
                  limit access to the Confidential Information to those employees, agents and representatives to whom it is necessary to disclose the Confidential Information in furtherance of the transactions contemplated by this Agreement;

                           (iii) It and its employees, agents and representatives will not copy any Confidential Information, disclose any Confidential Information to any unauthorized party, or use any Confidential Information for any purpose including competition with the other party or solicitation of the other party's customers; and

                           (iv) It will take reasonable steps to insure that its
                  employees, agents or representatives who have access to Confidential Information will maintain the confidentiality of such information.

                  (c)      Applicability; Limitations.

                           (i) The  obligations  imposed by this  Section  shall
                  apply (x) to Buyer forever with respect to any Confidential Information relating to the business or operations of Seller other than the Purchased Assets, and until the Closing with respect to the Purchased Assets or, if such Closing does not occur, forever with respect to the Purchased Assets, and (y) to Seller forever with respect to the operations of Buyer and forever with respect to the Purchased Assets after the Closing except in connection with actions expressly provided or permitted to Seller herein; provided, however, that the obligations imposed by this Section 5.4 shall not apply to any Confidential Information:

                                    (aa) which was known to the receiving party prior to receipt from the disclosing party;

                                    (bb) which was publicly divulged prior to receipt from the disclosing party;

                                    (cc)  which,  through  no act on the part of
                                    the  receiving  party,   thereafter  becomes
                                    publicly divulged;

                                    (dd) which was received in good faith by the
                                    receiving party from any third party without
                                    breach     of     any     obligations     of
                                    confidentiality; or

                                    (ee)  which  was   independently   developed
                                    (without   access   to   or   use   of   any
                                    Confidential Information of the other party)
                                    by an  employee  or agent  of the  receiving
                                    party   subsequent   to   receipt   of   the
                                    Confidential    Information    under    this
                                    Agreement.

                           (ii) The  obligations  imposed by this Section 5.4 on
                  Seller shall not apply to the Comdial Corporation "Quick Q" call center product, including enhancements, upgrades, modifications and improvements thereto or derivatives thereof, and including replacement products developed by Comdial Corporation.

                  (d) Injunctive Relief. The parties agree that the non-breaching party would not have an adequate remedy at law for any breach or nonperformance of the terms of this Section 5.4 by the other party or any of its employees, agents and representatives and that this Agreement, therefore, may be enforced in equity by specific performance, temporary restraining order and/or injunction. The non-breaching party's right to such equitable remedies shall be in addition to all other rights and remedies which the non-breaching party may have hereunder or under applicable law, including a right to damages.

                  (e) Unconditional Obligation. The obligations set forth in this Section 5.4 to maintain the confidentiality of and not wrongfully use the Confidential Information are unconditional and shall not be excused by any conduct on the part of a party except as specifically set forth in Section 5.4(c).

         5.5 Offer of Employment. During the period prior to the Closing, Buyer may negotiate with and offer employment to current employees of Seller. In the event that any current employee of Seller accepts employment with Buyer on terms reasonably satisfactory to Buyer, then and in that event Seller will pay Buyer at Closing the amount of Seller Assisted Signing Bonus designated for such employee on Exhibit . In the event an employee who receives payment of a Seller Assisted Signing Bonus terminates employment with Buyer within four (4) months after the Closing Date, Buyer will promptly reimburse Seller a pro rata portion of that employee's Seller Assisted Signing Bonus, determined by multiplying the amount thereof by a fraction, the numerator of which is the number of whole and partial months remaining to a date four (4) months after the Closing Date, and the denominator of which is four (4). Seller will terminate the employment of any employee hired by Buyer and the employment of such employee by Buyer shall be a new employment relationship. Notwithstanding the foregoing or any other provision of this Agreement, Seller acknowledges and agrees that Buyer has no obligation to employ any current employees of Seller and that Seller will be solely responsible for any vacation pay and any other obligations to such employees arising out of their employment with Seller.

         5.6 Cash Payment. Seller will pay to Buyer at the Closing Twenty Thousand Dollars ($20,000) to assist the Buyer in effecting a transfer of the FastCall Products from Seller to Buyer.


                                    ARTICLE 6

                CONDITIONS OF CLOSING; ABANDONMENT OF TRANSACTION

         6.1 Conditions to Obligations of Buyer to Proceed on the Closing Date. The obligations of Buyer to proceed on the Closing Date shall be subject (at its discretion) to the satisfaction, on or prior to the Closing, of all of the following conditions:

                  (a) Truth of Representations and Warranties and Compliance with Obligations. The representations and warranties of Seller herein shall be true in all material respects on the Closing Date with the same effect as though made at such time. Seller shall have performed all material obligations and complied with all material covenants and conditions prior to or as of the Closing Date.

                  (b) Opinion of Counsel. Buyer shall have received a duly executed opinion letter from Seller's legal counsel dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer and its counsel, to the effect that:

                           (i) Seller is a corporation duly organized and validly existing and in good standing in the State of Delaware; has all necessary corporate power to own its properties and assets and to conduct its business as it is now conducted; and is qualified to do business in all states in which qualification is required by the nature of the its business and where the failure to so qualify would have a material adverse effect on the Purchased Assets;

                           (ii) This Agreement and all collateral documents have
                  been duly and validly authorized, executed and delivered by Seller, constitute the valid and binding obligations of Seller and are enforceable in accordance with their terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                           (iii) To the best of such counsel's knowledge,  after
                  reasonable inquiry, no suit, action, arbitration, legal or administrative proceeding is pending against the Purchased Assets; and

                           (iv) Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, will constitute a violation of Seller's Certificate of Incorporation or Bylaws, or, to the
                  best of such counsel's knowledge, a default under, or violation or breach of, any material agreement listed on an Exhibit to this Agreement.

                  In giving such opinion, such counsel may rely, as to matters of fact, upon certificates of officers of Seller or public officials, and as to matters of law solely upon the laws of the State of Delaware.

                  (c) Required Consents. All required consents shall have been received from governmental agencies whose approval is required to consummate the transaction contemplated herein and from each person or entity listed on Exhibit .

                  (d) Delivery of Documents. Seller shall have executed and delivered to Buyer documents assigning all of its right, title and interest in and to the Purchased Assets; and Seller shall have delivered all documents required to be delivered at Closing pursuant to
         Section 7.2 hereof.

                  (e) Litigation Affecting Closing. No suit, action or other proceeding shall be pending or threatened by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transaction contemplated by this Agreement, and no investigation that may result in any such suit, action or other proceeding shall be pending or threatened.

                  (f) Legislation. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transaction contemplated by this Agreement illegal or otherwise materially adversely affect the Purchased Assets or their use and operation in the hands of Buyer.

                  (g) Review of Records of the Business. Buyer shall have had the opportunity prior to the Closing Date to review the business records of the Seller relating to the Purchased Assets and to take such other actions as specified in Section 5.1. Buyer shall not have discovered during such review any substantial liabilities relating to the Purchased Assets which were not previously disclosed to Buyer in the this Agreement (including its Exhibits) or otherwise by Seller.

         6.2 Conditions to Obligation of Seller to Proceed on the Closing Date. The obligation of Seller to proceed on the Closing Date shall be subject (at its discretion) to the satisfaction, on or before the Closing, of the following conditions:

                  (a) Truth of Representations and Warranties and Compliance with Obligations. The representations and warranties of Buyer herein contained shall be true in all material respects on the Closing Date with the same effect as though made at such time. Buyer shall have performed all material obligations and complied with all material covenants and conditions prior to or as of the Closing Date.

                  (b) Opinion of Counsel. Seller shall have received a duly executed opinion letter from Buyer's legal counsel dated as of the Closing Date, in form and substance reasonably satisfactory to Seller and its counsel, to the effect that:

                           (i) Buyer is a corporation duly organized and validly
                  existing and in good standing in the State of Minnesota and has all necessary corporate power to own its properties and assets and to conduct its business as it is now conducted;

                           (ii) This Agreement and all collateral documents have
                  been duly and validly authorized, executed and delivered by Buyer, constitute the valid and binding obligations of Buyer, and are enforceable in accordance with their terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

                           (iii) To the best of such counsel's knowledge,  after
                  reasonable inquiry, no suit, action, arbitration, legal or administrative proceeding, or any governmental investigation, is pending or threatened against Buyer, or any of their businesses or properties; and

                           (iv) Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, will constitute a violation of the Articles of Incorporation or Bylaws of Buyer, or, to the best of such counsel's knowledge, after reasonable inquiry, a default under, or violation or breach of, any indenture, license, lease, mortgage, instrument, or other agreement to which Buyer is a party, or by which its properties may be bound.

         In giving such opinion, such counsel may rely, as to matters of fact, upon certificates of officers of Buyer or public officials.

                  (c) Delivery of Documents. Buyer shall have delivered all documents required to be delivered at Closing pursuant to Section 7.3 hereof.

                  (d) Litigation Affecting Closing. No suit, action or other proceeding shall be pending or threatened by or before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transaction contemplated by this Agreement, and no investigation that might eventuate in any such suit, action or other proceeding shall be pending or threatened.

                  (e) Legislation. No statute, rule, regulation or other shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transaction contemplated by this Agreement illegal.

         6.3 Termination of Agreement. This Agreement and the transactions contemplated herein may be terminated at or prior to the Closing Date as follows:

                  (a)      By mutual written consent of all parties.

                  (b) By Buyer pursuant to written notice delivered at or prior to the Closing if Seller has failed in any material respect to satisfy all of the conditions to Closing set forth in Section 6.1.

                  (c) By Seller pursuant to written notice delivered at or prior to the Closing if Buyer has failed in any material respect to satisfy the conditions set forth in Section 6.2.

         6.4 Consequences of Termination. In the event of termination of this Agreement, each party will return to the other all documents and materials obtained from the other in connection with the transaction contemplated by this Agreement and will not use and will keep confidential all Confidential Information about the other party obtained pursuant to this Agreement pursuant to the terms of Section 5.4 hereof.


                                   ARTICLE 7.

                                     CLOSING

         7.1 Closing. The closing of the transaction contemplated by this Agreement ("Closing") shall be held at [the offices of Buyer] on December 31, 1997, at 1:00 p.m., or at such other date or time as the parties may mutually agree upon in writing. Such date of Closing is referred to herein as the Closing Date.

         7.2 Documents to be Delivered by Seller. Seller agrees to deliver the following documents, duly executed as appropriate, to Buyer at the Closing:

                  (a) Certified copies of corporate resolutions of Seller authorizing it to enter into this Agreement and to consummate the transactions contemplated herein.

                  (b) A Bill of Sale for the assignment and transfer of the Purchased Assets.

                  (c) Appropriate assignment documents assigning Seller's title and interest in and to the Purchased Assets.

                  (d) Opinion of Seller's Counsel as required under Section 6.1(b).

                  (e) Documentation of receipt of consents from all persons listed on Exhibit , except as waived by Buyer.

                  (f) Copies in hardcopy and machine readable code of all software comprising the FastCall Products, and the Computer Programs.

                  (g) Such other documents as Buyer may reasonably request for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer or reducing to its possession all of the Purchased Assets.

         7.3 Documents Delivered by Buyer. Buyer agrees to deliver the following documents, duly executed as appropriate, to Seller at the Closing:

                  (a)  Certified  copies  of  corporate   resolutions  of  Buyer
         authorizing it to enter into this Agreement and to consummate the transactions contemplated herein.

                  (b) Wire  transfer  of the net  amount of funds  described  in
         Section 2.2(a).

                  (c) Royalty-free non-exclusive License for Seller to use the Patents.

                  (d)  Opinion of  Buyer's  counsel as  required  under  Section
         6.2(b).

                  (e) An assumption of the obligations identified in Exhibit and
 .

                  (f) Such other documents as Seller reasonably may request to carry out the transactions contemplated under this Agreement.


                                   ARTICLE 8.

                            POST CLOSING OBLIGATIONS

         8.1 Covenant Not to Compete. Seller and Comdial Corporation ("Comdial") covenant and agree (the "Covenant Not to Compete") that from and after the Closing, without the prior written consent of Buyer, neither Seller nor Comdial (for itself and its controlled subsidiaries) will develop, market or sell desktop-based screen pop products in competition with the Royalty Products sold for use as middleware in connection with telephone systems including key systems, private branch exchanges (PBX's) and automatic call distribution (ACD's) ("Protected Products") by the Buyer, in accordance with and subject to the following provisions:

                  (a) The term "Protected Products" shall not include products used in connection with telephone systems including key systems, PBX's and ACD's sold by Comdial or its subsidiaries, or marketed under the Comdial(R) name.

                  (b) The term "Protected Products" shall not include visual call products developed, marketed or sold by Key Voice Technologies, Inc., a subsidiary of Comdial, or by any other subsidiary of Comdial, such as the Key Voice Visual Call management products and their derivatives or replacements.

                  (c) The Covenant Not to Compete shall expire five (5) years after the Closing Date.

         8.2 Further Documents and Assurances. At any time and from time to time after the Closing Date, each party shall, upon request of another party, execute, acknowledge and deliver all such further and other assurances and documents, and will take such action consistent with the terms of this Agreement, as may be reasonably requested to carry out the transactions contemplated herein and to permit each party to enjoy its rights and benefits hereunder. If requested by Buyer, each of Seller and Comdial further agree to prosecute or otherwise enforce in its own name for the benefit of Buyer any claim, right or benefit transferred by this Agreement that may require prosecution or enforcement in Seller's or Comdial's name. Any prosecution or enforcement of claims, rights, or benefits under this provision shall be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement on the part of Seller or Comdial.

         8.3 Consulting. For a period of ninety (90) days after the Closing Date Seller or Comdial will make available to Buyer up to fifty (50) hours of consulting services each from Paul M. Gasparro and, to the extent she does not become an employee of Buyer, Sandra Scheer. Such consulting services shall be at no cost to Buyer, except that Buyer will be responsible for any necessary travel expenses incurred at Buyer's request. Notwithstanding the foregoing, the obligation of Seller and Comdial to provide consulting services from Paul M. Gasparro and Sandra Scheer shall be contingent upon their continued employment, respectively, with Seller or Comdial.

         8.4 Accounts Receivable. Seller shall use its normal business efforts to collect the Excess Accounts Receivable for the benefit of Buyer, and remit to Buyer all payments received thereon as and when collected. The Seller shall not be obligated to institute legal proceedings to collect the Excess Accounts Receivable. At any time at the written request of Buyer, and on March 31, 1998 in any event, Seller will assign the uncollected Excess Accounts Receivable to Buyer and Seller shall have no further obligation to Buyer with respect thereto.

         8.5 Un-Invoiced Sales. Buyer may invoice customers for amounts owing to Seller on account of the Un-Invoiced Sales and may collect the same. Seller shall have no obligation to Buyer with respect thereto.

         8.6. Fleet Capital Corporation Releases. Within 20 days after the Closing Date, Seller and its parent company, Comdial Corporation, agree to obtain releases of the Fleet Liens against the Purchased Assets as set forth on
Exhibit 3.5 hereto, including, but not limited to, partial releases for the original financing statements filed by Fleet Capital Corporation against Seller in Massachusetts and Virginia as well as a partial release of the Security Agreement-Intellectual Property to release the patents, trademarks and copyrights identified on Exhibits 1.1(a) and 1.1(b) of this Agreement. Such releases shall be in recordable form and otherwise reasonably acceptable to Purchaser.


                                   ARTICLE 9.

                                 INDEMNIFICATION

         9.1 Indemnification by Seller.  Subject to the limitations set forth in
Section 9.2, Seller and Comdial shall indemnify and hold Buyer harmless at all times from and after the date of this Agreement against and in respect of all damages, losses, costs and expenses (including reasonable attorneys' fees) which Buyer may suffer or incur in connection with any of the following matters:

                  (a) Any claim, demand, action or proceeding asserted by a creditor of Seller under the provisions of any applicable Bulk Transfer Act or asserted by any other person respecting any liabilities of Seller which are not expressly assumed by Buyer under this Agreement.

                  (b) A material breach by Seller of any of its representations, warranties or covenants in this Agreement.

         9.2      Seller's Limitation of Liability.

                  (a) Buyer shall assert any claim under Section 9.1(b) within twelve (12) months from the Closing Date or be forever barred from asserting such claim.

                  (b) The rights of Buyer with respect to any claims arising under Section 9.1 shall be limited to recovery of actual losses, costs and expenses (including reasonable attorneys' fees). Buyer hereby waives any remedy or right of rescission arising on the basis of such claims.

         9.3 Indemnification by Buyer. Buyer shall indemnify and hold Seller and Comdial harmless at all times from and after the date of this Agreement, against and in respect of all losses, damages, costs and expenses (including reasonable attorneys' fees) which Seller or Comdial may suffer or incur in connection with any of the following matters:

                  (a) A material breach by Buyer of any representations, warranties or covenants in this Agreement.

                  (b) Any claim, demand, action or proceeding asserted by any person against Seller or Comdial or any of its subsidiaries relating to any obligation or liability imposed on or assumed by Buyer hereunder or to any obligation or liability relating to the Royalty Products incurred after the Closing.

         9.4      Buyer's Limitation of Liability.

                  (a)  Seller or  Comdial  shall  assert  any such  claim  under
         Section 9.2(a) within twelve (12) months of the Closing Date or be forever barred from asserting such claim.

                  (b) The rights of Seller or Comdial with respect to any claims arising under Section 9.3 shall be limited to recovery of actual losses, costs and expenses (including reasonable attorney's fees). Seller and Comdial hereby waive any remedy or right of recision arising on the basis of such claims.

         9.5 Limitations on Indemnification. Notwithstanding the foregoing provisions of this Article, neither Seller nor Comdial shall be liable to Buyer under Section 9.1 unless and until the aggregate amount of liability under such Section exceeds [$17,500], and thereafter Buyer shall be entitled to indemnification thereunder only for the aggregate amount of such liability in excess of [$17,500]. Buyer shall not be liable to Seller or Comdial under
Section 9.3 unless and until the aggregate amount of liability under such Section exceeds [$17,500], and thereafter Seller and Comdial shall be entitled to indemnification thereunder only for the aggregate amount of such liability in excess of [$17,500]. In no event shall either Buyer's liability or Seller's or Comdial's liability under Sections 9.1 and 9.3 exceed the Purchase Price.

         9.6 Third Party Claims. If a claim by a third party is made against any of the indemnified parties, and if any of the indemnified parties intends to seek indemnity with respect to such claim under this Article, such indemnified party shall promptly notify the indemnifying party of such claim. The indemnifying party shall have thirty (30) days after receipt of the above-mentioned notice to undertake, conduct and control, through counsel of such party's own choosing (subject to the consent of the indemnified party, such consent not to be unreasonably withheld) and at such party's expense, the settlement or defense of it, and the indemnified party shall cooperate with the indemnifying party in connection with such efforts; provided that: (i) the indemnifying party shall not by this Agreement permit to exist any lien, encumbrance or other adverse charge upon any asset of any indemnified party,
(ii) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party, and (iii) the indemnifying party shall agree promptly to reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expense incurred by the indemnified party pursuant to this Article. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. If the indemnifying party does not notify the indemnified party within thirty (30) days after receipt of the indemnified party's notice of a claim of indemnity under this Article that such party elects to undertake the defense of such claim, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of the indemnified party's exclusive discretion at the expense of the indemnifying party.


                                   ARTICLE 10.

                                     GENERAL

         10.1 Assignment. This Agreement may be assigned by the Buyer, and the Royalty Products sold or transferred by the Buyer, without the prior written consent of Seller only on the following terms:

                  (a) The Buyer shall pay to Seller the amount, if any, by which the Minimum Purchase Price exceeds the Total Payment Amount as of the date of such assignment, sale or transfer; and

                  (b) The assignee of or purchaser from the Buyer agrees in writing and for the benefit of Seller to be bound by the terms of this Agreement to the same extent as the Buyer, and Buyer furnishes Seller with an appropriate written agreement to this effect duly signed and delivered by such assignee or purchaser.

         10.2 Counterparts. This Agreement may be executed in counterparts and by different parties on different counterparts with the same effect as if the signatures thereto were on the same instrument. This Agreement shall be effective and binding upon all parties hereto as of when all parties have executed a counterpart of this Agreement.

         10.3 Exhibits. Each Exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement.

         10.4 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given, when received, if delivered by hand, telegram, telex or telecopy, and, when deposited, if placed in the mails for delivery by air mail, postage prepaid, addressed to the appropriate party as specified on the first page of this Agreement. Addresses may be changed by written notice given pursuant to this section, provided that any such notice shall not be effective, if mailed, until three (3) working days after depositing in the mails or when actually received, whichever occurs first.

         10.5 Successors and Assigns. Neither Seller nor Buyer shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party which consent shall not be unreasonably withheld.

         10.6 Expenses. Except as otherwise provided herein, each party hereto shall bear and pay for its own costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereby, including, without limitation, all fees and disbursements of attorneys, accountants and financial consultants incurred through the Closing Date.

         10.7 Entire Agreement. This Agreement, together with the Exhibits and the related written agreements specifically referred to herein, represents the only agreement among the parties concerning the subject matter hereof and supersedes all prior agreements whether written or oral, relating thereto.

         10.8 Modification and Waiver. No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by all parties (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the circumstance or event specifically referenced in the written waiver document and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any recurrence thereof.

         10.9 Publicity. Seller and Buyer each represent and warrant that it will make no announcement to public officials or the press in any way relating to the transaction described herein without the prior written consent of all parties.

         10.10 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Minnesota.

         10.11 Knowledge. Knowledge, as used in this Agreement or the instruments, certificates or other documents required under this Agreement, means actual knowledge of a fact or constructive knowledge if a reasonably prudent person in a like position would have known, or should have known, the fact.

         10.12 Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         10.13 Comdial Corporation. Comdial executes this Agreement for the sole purposes of (a) evidencing its obligations expressly set forth in Articles and hereof, (b) confirming that the financial information attached hereto as Exhibit is true and correct, and (c) confirming that it has accurately prepared and timely filed the tax returns described in Section , and has paid the taxes due thereon except as disclosed in Exhibit .


         IN WITNESS WHEREOF, each of the parties hereto has caused this FastCall Purchase Agreement to be executed in the manner appropriate to each, to be effective as of the day and year first above written.

                               SPANLINK COMMUNICATIONS, INC. ("Buyer")

                               By     \s\ T. E. Briggs
                                  Its    Chief Financial Officer


                               AURORA SYSTEMS, INC. ("Seller")

                               By     \s\ Linda P. Falconer
                                  Its    Assistant Secretary


                               COMDIAL CORPORATION

                               By      \s\ Linda P. Falconer
                                  Its    Assistant Secretary